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                                                                    EXHIBIT 5(g)

                   INVESTMENT ADVISORY AGREEMENT AMENDMENT

         This Amendment made and entered into as of November 30, 1992 amends the Investment Advisory Agreement dated September 1, 1990, as amended June 28, 1991 (the "Advisory Agreement"), by and between Asset Management Fund for Financial Institutions, Inc., a Maryland corporation (the "Fund"), and Shay Assets Management Co., an Illinois general partnership (the "Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Fund is an open-end diversified investment company registered under the Investment Company Act of 1940, as amended; and
         WHEREAS, the Fund desires to amend the method of computing the advisory fees for the Adjustable Rate Mortgage (ARM) Portfolio to be paid to the Adviser by the Fund by incorporating breakpoints into the fee structure;
         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
         1. Compensation. Paragraph 7 of the Advisory Agreement is amended with respect to the Adjustable Rate Mortgage (ARM) Portfolio as follows:
                 For the services provided and expenses borne pursuant to this Agreement with respect to the Adjustable Rate Mortgage (ARM) Portfolio, the Fund shall
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         pay the Adviser compensation based on an annual percentage of the average daily net assets of the ARM Portfolio as follows:

                         0.45% on the first $3 billion
                         0.35% of the next  $2 billion
                         0.25% in excess of $5 billion

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of November 30, 1992.

                                        ASSET MANAGEMENT FUND FOR
                                        FINANCIAL INSTITUTIONS, INC.


                                        By:/s/
                                            -------------------------
                                        Its:President
                                            -------------------------

ATTEST:


By:/s/
    -------------------------
Its:Secretary
    -------------------------

                                        SHAY ASSETS MANAGEMENT CO.


                                        By: /s/
                                            -------------------------
                                        Its:
                                            -------------------------


ATTEST:


By:/s/
   -------------------------
Its:Counsel
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